Exhibit 99.1

Middleby to Discontinue Brewing Group

Company to Present at 2026 Jefferies Global Industrials Conference Tomorrow

ELGIN, Ill.--(BUSINESS WIRE)—September 9, 2026-- The Middleby Corporation (NASDAQ: MIDD), a global leader in commercial foodservice solutions, today announced that it will discontinue its Middleby Brewing & Distilling Solutions Group business (“Brewing Group”), which includes its Deutsche Beverage + Process, Ss Brewtech and Wild Goose Filling brands, with the wind-down expected to be substantially complete by the end of this year.

The decision is a result of the company’s ongoing focus on operational excellence and business simplification initiatives, in which management evaluates each business against its long-term growth and margin potential and directs capital accordingly. This discipline is intended to support both organic net sales growth and margin expansion over time.

In 2025, the Brewing Group represented $24 million of the company’s net sales with an approximate loss of $9 million in adjusted EBITDA(1), an approximate 60 basis negative impact to adjusted EBITDA margin. The company expects the 2026 revenue and adjusted EBITDA of the Brewing Group to be similar to 2025, and the discontinuation to be immaterial to its 2026 financial guidance as presented below. The company expects to realize the annual benefit of the discontinuation of the Brewing Group within its 2027 adjusted EBITDA margins.

The company also reiterated its financial guidance provided at its recent quarterly earnings call and Investor Day, summarized below:

	Q3 2026 Guidance	FY2026 Guidance	3-Year Target (2025-2028E)
Net Sales	$620-640M	$2.48-2.53B
Organic Net Sales Growth	4%	7%	3-6% CAGR
Adjusted EBITDA(2)	$143-150M	$572-588M	6-9% CAGR
Adjusted EPS	$1.67-1.83	$6.73-6.89	10-15% CAGR

(1)	Non-GAAP adjusted EBITDA for the Brewing Group as of 2025 of approximately $9m is defined as loss from operations of $17m, adjusted by $3m of depreciation and amortization and $5m of impairments.
(2)	Includes corporate and other general company operations

2026 Jefferies Global Industrials Conference

The company also announced its participation at the 2026 Jefferies Global Industrials Conference in New York City.

The company is scheduled to participate in a fireside chat presentation at 9:30 a.m. Eastern Time on Thursday, September 10, 2026, during which management will provide a business update. Additionally, management will participate in one-on-one and group investor meetings at the conference. The fireside chat will be webcast live and accessible through the Investor Relations section of the company website at www.middleby.com. The webcast will be available for replay from the company’s website.

In connection with the conference, the company will publish an updated investor presentation, which will be available in the Investor Relations section of the company website at www.middleby.com.

About The Middleby Corporation

The Middleby Corporation is a global leader in commercial foodservice solutions. The well-known Middleby brands develop and manufacture a broad portfolio of innovative products for commercial kitchens worldwide. Middleby serves a diverse customer base with equipment and technology offerings that include cooking, warming, beverage, ice and IoT while proudly showcasing its advanced foodservice solutions in five state-of-the-art Middleby Innovation Kitchens across North America and Europe. For more information about Middleby, please visit www.middleby.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations with respect to our future performance and the timing of discontinuing the Brewing Group. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; the costs, profitability, timing and the financial impact of, and charges associated with, discontinuing the Brewing Group; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES

This press release contains information about the company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The company refers to these measures as “non-GAAP” financial measures. The company believes that organic net sales growth, adjusted EBITDA and adjusted diluted per share (Adjusted EPS) are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results. Historical reconciliations to the most directly comparable GAAP financial measures for non-GAAP financial measures are included in this press release. Reconciliations of forward-looking non-GAAP financial measures in this press release to the most directly comparable GAAP financial measures are not available because the timing and magnitude of certain items cannot be reasonably estimated at this time without unreasonable effort. The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that the company uses internally for purposes of assessing its core operating performance.

Investor relations inquiries:

Rebecca Ellin

SVP of Corporate Development and Investor Strategy

rellin@middleby.com

Media inquiries:

Darcy Bretz

VP of Corporate Communications

dbretz@middleby.com

Kate Schneiderman

Managing Director, ICR

middleby@icrinc.com